Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_________) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated January 12, 1998, with respect to the consolidated financial statements and schedule of Starcraft Corporation and Subsidiaries for the year ended September 28, 1997 included in the Annual Report (Form 10-K) for the year ended October 3, 1999.


                                                     /s/Ernst & Young LLP

Fort Wayne, Indiana
February 7, 2000